UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 21, 2010

UTEC, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53241	20-5936198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

7230 Indian Creek Ln., Las Vegas, NV 89149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (702) 839-4029

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 21, 2010, Fortunato Villamagna and David Taylor resigned from our board of directors.  There was no disagreement between Messers Villamagna or Taylor and our company’s policies or procedures.

Kenneth B. Liebscher and Howard Bouch will continue to serve as directors of the Company.  Ken Liebscher will serve as President and CEO and Howard Bouch will serve as Secretary and CFO of the Company.

President/CEO - Ken Liebscher, age 67, is a seasoned international businessman with over 35 years of securities and executive management experience. Mr. Liebscher is a graduate of St. George's School, Vancouver, British Columbia and also attended the University of British Columbia.

Mr. Liebscher held executive level positions while at the world's largest dental products manufacturer, Dentsply International Inc., where he spent over 22 years in positions culminating as the Manager of their West Coast Division, headquartered in San Francisco California. Mr. Liebscher was recruited by a major Europe-based competitor, Ivoclar Liechtenstein to lead their entry into the North American market and, within two years, became Executive Vice President of Sales and Marketing and helped expand this company's sales to $300M US.

Mr. Liebscher became a director of a publicly held company called E.T.C. Industries Ltd. in 1992 and became President of its wholly owned subsidiary, THE ELECTRIC CAR COMPANY and, in 1994, led a team that developed the MI-6 prototype electric car from the ground up.

Mr. Liebscher has served as an officer and director on numerous public companies in the mining industry since 1992. This experience has resulted in his involvement in  mineral exploration projects in Peru, Eastern Europe (Slovak Republic), and British Columbia, Ontario, Quebec and New Brunswick (Canada).

Mr. Liebscher currently also serves on the Board of Directors of Lucky Boy Silver Corp, (symbol LUCB).

Secretary/CFO - Howard Bouch, age 64, is a Private Practice Chartered Accountant with over 36 years of Public and Private international experience. Mr. Bouch originally qualified as a Chartered Accountant (English and Wales Institute) in 1968.

Mr. Bouch joined Deloitte & Co, Lusaka, Zambia from 1970 - 1972. Mr. Bouch joined Anglo American Corp, Zambia working as Head Office Chief Accountant for Nchanga Consolidated Copper Mines (world's 2nd largest) from 1972 - 1976. In 1976, Mr. Bouch returned to the UK and joined Babcock and Wilcox, Engineers, Nottinghamshire, England as Chief Accountant for one of their subsidiaries. Mr. Bouch was Chief Accountant of a private building firm in Cumbria, England from 1978 - 1984.

In 1984 Mr. Bouch established a Private Practice as a Chartered Accountant and continues to provide professional services to Cumbrian firms to the present. Mr. Bouch also serves as a Director of Viavid Broadcasting Inc., (symbol VVDB), Convenientcast, Inc, (symbol CVCT) and Black Hawk Exploration Inc. (symbol BHWX).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEC, Inc.

/s/ Ken Liebscher
Ken Liebscher
President, Chief Executive Officer
May 26, 2010